CHANGE OF CONTROL AGREEMENT



         This  Agreement  is  made  as  of ,  19 ,  by  and  between  APPLEBEE'S
INTERNATIONAL,    INC.,   a   Delaware    corporation    (the   "Company")   and
_________________________ (the "Executive").

         WHEREAS, the Company believes it to be in its best interest to provide for continuity of management and to protect its management personnel against financial hardship in the event of a change in control of the Company.

         NOW, THEREFORE, in consideration of premises and the mutual terms and conditions hereof, the company and the Executive hereby agree as follows:

         1. Termination After Change in Control. In the event of a Change in Control, as defined below, any termination of Executive's employment with the Company within the 12 month period following such Change in Control, whether by Executive or by the Company and whether with or without cause, the following shall occur:

                  a. On the tenth business day following the effective date of such termination, the Executive shall receive a lump sum payment in cash equal to (i) his current fiscal year annualized salary times a multiple ("Multiple") and (ii) the greater of (a) the Multiple times the product of an amount equal to his/her prior year's bonus divided by 12 or (b) the Multiple times the product of all accrued but unpaid bonus amounts calculated under the Executive Bonus Plan for each prior fiscal quarter in the fiscal year in which the termination becomes effective, including the fiscal quarter in which the termination becomes effective (so long as the termination becomes effective after the ninth week of such fiscal quarter)divided by 12. Multiple is defined as a fraction, the denominator of which is twelve (12) and the numerator of which is a number equal to twenty (20). The term "Company" shall include Applebee's International and all of its subsidiaries and affiliated companies; and

                  b. The Executive shall be entitled to continuation of coverage for twelve (12) months (beginning with the month subsequent to the effective date of such termination) under all Company paid or partially
         paid  health,   disability,  or  group  life  insurance  plans  or  any
         retirement, pension, or profit sharing plans, or any stock, restrictive stock, phantom stock or other such option or incentive plan, in each case at such level as had been available to the Executive immediately prior to the Change in Control; and
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                  c. Any  unvested  portion  of all  stock  options  held by the
         Executive as of the day immediately preceding the effective date of such termination shall immediately vest and become exercisable and, for purposes of such options, such termination shall be deemed to be a termination by the Company not for cause. Further, any restricted stock held by the Executive shall be deemed unrestricted as of the day immediately preceding the effective date of such termination.

         2.       Definitions Related to Change of Control.

                  a. "Change of Control" means any one of the following: (i) continuing directors no longer constitute at least 2/3 of the Board of Directors; (ii) any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934), together with its affiliates, become the beneficial owner, directly or indirectly, or 30% or more of the Company's then outstanding Common Stock or 30% or more of the voting power of the company's then outstanding securities entitled generally to vote for the election of the Company's Directors;
         (iii) the approval by the Company's stockholders of the merger or consolidation of the Company with any other corporation, the sale of substantially all of the assets of the company or the liquidation or dissolution of the company, unless, in the case of a merger or consolidation, then Continuing Directors in office immediately prior to such merger or consolidation will constitute at least 2/3 of the board of Directors of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of such corporation; or (iv) at least 2/3 of the then Continuing Directors in office immediately prior to any other action proposed to be taken by the Company's Stockholders or by the Company's Board of Directors determine that such proposed action, if taken, would constitute a change of control of the Company and such action is taken.

                  b. "Continuing Director" means any individual who either (i) was a member of the Company's Board of Directors ont he date hereof, or
         (ii) was designated (before initial election as a Director) as a continuing Director by a majority of the then Continuing Directors.

         3. Arbitration of Disputes. Any dispute or claim arising out of or relating to this Agreement shall be settled by arbitration in Johnson County, Kansas in accordance with the then current rules of the American Arbitration Association, and judgment upon any award rendered therein may be entered in any court having proper jurisdiction. The Company shall bear the full cost of any arbitration, including the expenses and attorneys' fees incurred by the Executive related thereto and including any actions taken by either party to appeal or enforce the judgment rendered therein, regardless of the outcome of such arbitration, and the Company shall not be entitled to use any lawyer who is a Company employee to represent it in any dispute or arbitration related hereto. Notwithstanding the foregoing, if the Company refuses to arbitrate such a dispute and the same is submitted to a court for resolution, the Company shall pay all attorneys fees and expenses as incurred by Executive in enforcing this Agreement, in addition to any such fees and expenses incurred by the Company. Conversely, if the Executive refuses to arbitrate such a dispute and the same is submitted to a court for resolution, the Company shall not be obligated to pay Executive's attorneys fees or expenses.

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         4. Mitigation.  The Executive shall have no duty to attempt to mitigate the level of benefits payable by the Company to him hereunder and the Company shall not be entitled to set off against the amounts payable hereunder any amounts received by the Executive from any other source, including any subsequent employer.

         5.       General Provisions.

                  a. Law governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas.

                  b. Termination. This Agreement shall remain in effect for a period of three (3) years from and after the date hereof and shall be automatically extended each year thereafter for additional terms of one
         (1) year each, unless either party has provided the other party written notice of the termination hereof sixty (60) days prior to the end of the then applicable term. Notwithstanding the foregoing, if a Change of Control occurs, this Agreement shall not terminate or be terminable by either party until twelve (12) months after the effective date of the change of control.

                  c. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid or enforceable.

                  d. Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to termination or severance benefits payable by the Company tot he Executive. No terms, conditions, warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto.

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                  e.  Binding  Effect.  This  Agreement  shall  extend to and be binding  upon and inure to the  benefit to the  parties  hereto,  their
         respective  heirs,   representatives,   successors  and  assigns.  This
         Agreement may not be assigned by the Executive.

                  f. Waiver. The waiver by either party hereto of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision by any party or of the breach of any other term or provision of this Agreement.

                  g. Titles. Titles of the paragraphs herein are used solely for convenience and shall not be used for interpretation or construing any work, clause, paragraph, or provision of this Agreement.

                  h. Counterparts. this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written above.


EXECUTIVE:        APPLEBEE'S INTERNATIONAL, INC.



                                                      By:

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                     PARTIES TO CHANGE IN CONTROL AGREEMENT

Larry A. Cates
W. Matthew Carpenter
Robert A. Hoffmeister
Mark A. Peterson
Edward J. Gleich
James W. Kirkpatrick
John F. Koch
Julia A. Stewart
Lawrence M. Folk

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